FOR IMMEDIATE RELEASE
July 5, 2005

Contact:	Anthony J. Monteverdi President, Chief Executive Officer and Chairman of the Board (718) 677-4414

Flatbush Federal Bancorp Board Announces Stock Repurchase Program

On June 30, 2005, the Board of Directors of the Flatbush Federal Bancorp, Inc. (the "Company") approved a stock repurchase program and authorized the repurchase of up to 50,000 shares of the Company's outstanding shares of common stock. The stock repurchases will be made from time and to time and may be effected through open market purchases, block trades and in privately negotiated transactions. Any repurchase stock will be held as treasury stock and will be available for general corporate purposes.

This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements, including general economic conditions, changes in interest rates, regulatory considerations, and competition. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward- looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.